Exhibit 10.22
Digene Corporation Non-Employee Director Compensation Policy
          Under the current Non-Employee Director Compensation Policy of Digene Corporation (“Digene”), each non-employee director is entitled to receive:
•	an annual retainer fee of $10,000 and an additional annual retainer of $5,000 for the Audit Committee Chair and $2,500 for the Compensation Committee Chair;

•	a fee of $2,500 for each of the first six Board meetings attended in person, and $2,000 for each additional Board meeting attended in person in each fiscal year and $1,000 for each in-person Board meeting attended by conference telephone. In the event there are fewer than six meetings of the Board in a fiscal year, the minimum annual Board meeting fee is $15,000, less $2,500 for each Board meeting not attended in person;

•	a fee of $1,000 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	an initial grant of options to purchase 20,000 shares of Digene common stock upon first joining the Board and an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of Digene stockholders, of options to purchase 10,000 shares of Digene common stock as an automatic grant under Digene’s Amended and Restated Directors’ Stock Option Plan; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
          As disclosed in the Current Report on Form 8-K filed by Digene on August 3, 2005, Digene’s Board of Directors has approved a revised non-employee director compensation policy. The revised policy will be effective immediately following Digene’s 2005 annual stockholders meeting, which is scheduled to be held on October 26, 2005. Certain of the changes to the policy are subject to stockholder approval of amendments to Digene’s Amended and Restated Directors’ Stock Option Plan at the 2005 annual stockholders meeting.